UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 29, 2009

NEOHYDRO TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-53669
(State or other jurisdiction of incorporation)	(Commission File No.)

200 Centennial Avenue
Suite 200
Piscataway, New Jersey 08854
(Address of principal executive offices and Zip Code)

732-377-2063
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                      UNREGISTERED SALE OF EQUITY SECURITIES

On October 1, 2009, we completed a private placement of our common stock pursuant to Regulation S of the Securities Act of 1933 (the “Act”).  We sold 500,000 units to one corporation and raised $100,000.   Each unit consisted of one share of common stock; one series A warrant; and, one series B warrant.  Each series A warrant is convertible into one share of common stock at a conversion price of $0.10 per warrant and each series B warrant is convertible into one share of common stock at a conversion price of $0.08 per warrant.  The series A warrants are exercisable for a period of 36 months from October 1, 2009 and the series B warrants are exercisable for a period of 48 months from October 1, 2009.   The transaction took place outside the United States of America and the purchaser was a non-US corporation as defined in Regulation S of the Act.

ITEM 7.01                      REGULATION FD DISCLOSURE

On September 29, 2009, we announced that we have received a speculative positive rating from Tri-State Capital with a price target of $1.50 per share.

On September 30, 2009, we announced that we have identified multiple cable/telecommunications companies across Canada as one of our initial target markets.

On October 1, 2009, we announced that we have completed a non-brokered private placement of 500,000 units at a price of US$0.20 per unit for total proceeds of US$100,000.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Document Description

99.1	Press release dated September 29, 2009
99.2	Press release dated September 30, 2009
99.3	Press release dated October 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of October, 2009.

NEOHYDRO TECHNOLOGIES CORP.

BY:	MICHAEL KULCHESKI
Michael Kulcheski
President